ROYALTY OPTION AGREEMENT

This Royalty Option Agreement (this "Agreement"), dated as of December 1, 2025 (the "Effective Date"), is by and between IMC Rare Earths Ltd., a business company incorporated in the Cayman Islands ("IMC"), and Mineradora Havilah Importacao e Exportacao Ltda., a sole proprietorship limited company, with registered office at Alameda João José Xavier, nº 23 C, Itarantim - Itarantim, Bahia, CEP: 45.780-000, registered with the CNPJ under No. 46.168.638/0001-37 ("Havilah"). IMC and Havilah may be referred to individually as a "Party" or collectively as the "Parties".

RECITALS

WHEREAS, Havilah is the holder of that certain royalty interest created pursuant to that certain Royalty Agreement, by and between Havilah and Niobium Brazil Importação e Exportação Ltda ("Niobium"), a wholly-owned subsidiary of IMC, dated effective 25 September 2025 (as amended, restated, supplemented or otherwise modified from time to time, the "Royalty Agreement"), which entitles Havilah to a 3.5% of the gross proceeds of all Product produced and sold from certain properties owned by Niobium and located in the country of Brazil, in perpetuity (the "Royalty Interest");

WHEREAS, effective 25 September 2025, Havilah and IMC Rare Earths Ltd. (St. Vincent) ("IMC St. Vincent") entered into an agreement granting IMC St. Vincent the option to acquire, and Havilah the right to exchange, the Royalty Interest for common shares, cash, or a combination thereof, of IMC St. Vincent (the "Original Agreement"); and

WHEREAS, following a reorganization and incorporation of IMC, and associated termination of the Original Agreement, IMC desires to have the option to acquire, at Havilah's sole discretion, and Havilah desires to have the right, at its sole discretion, to exchange, the Royalty Interest for IMC common shares, cash, or a combination thereof, on the terms and subject to the conditions set forth in this Agreement.

NOW, THEREFORE, in consideration of the mutual covenants contained herein and for other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the Parties agree as follows:

ARTICLE I
DEFINITIONS AND INTERPRETATION

1.1 Definitions. Capitalized terms used but not defined herein shall have the meanings ascribed to them in the Royalty Agreement. For purposes of this Agreement:

(a) "Affiliate" means, with respect to a Person, any other Person that directly or indirectly (through one or more intermediaries) Controls, is Controlled by or is under common Control with, the first-mentioned Person.

(b) "Business Day" means any day (other than Saturday or Sunday) on which commercial banks in New York, New York are generally open for business.

(c) "Control" of a Person (the "Subject Person") means the consummation of any transaction or event, including any consolidation, business combination, arrangement, amalgamation or merger or any issue, transfer or acquisition of securities, the result of which is that any other Person (other than an Affiliate of the Subject Person) or group of other persons (other than an Affiliate of the Subject Person) acting jointly or in concert for purposes of such transaction or event (a) becomes the beneficial owners, directly or indirectly, of more than 50% of the votes attached to the voting securities of the Subject Person or (b) otherwise acquires control of the Subject Person through the occupation of a majority of the seats (other than the vacant seats) on the board of the Subject Person by individuals who were neither (i) nominated by the board of the Subject Person nor (ii) appointed, approved or endorsed by members of the board of the Subject Person.

(d) "Independent Appraiser" means an internationally recognized investment bank with mining and royalty valuation expertise, mutually agreed to by the Parties. If the Parties cannot agree on an Independent Appraiser within ten (10) Business Days after IMC's receipt of an Exercise Notice, either Party may submit a request to the office of the American Arbitration Association located in New York, New York to appoint the Independent Appraiser.

(e) "IPO" means IMC's first underwritten public offering of its equity securities pursuant to an effective registration statement filed under the U.S. Securities Act of 1933, as amended, that results in the listing of such securities on a national securities exchange.

(f) "Law" means all applicable statutes, laws, ordinances, common laws, treaties, acts, constitutions, regulations, rules, codes, by-law, executive orders, injunctions, judgments, binding decrees, rulings, awards, determinations, directive judgments, stipulation or subpoena, writ, orders or other binding requirements enacted, entered, adopted, issued, made or rendered by any governmental authority.

(g) "Person" means and includes any individual, corporation, limited liability company, partnership, firm, joint venture, syndicate, association, trust, governmental agency or board or commission or authority and any other form of entity or organization.

(h) "Product" means any and all minerals of every nature and kind (including Li-Nb-Ta and any other rare earth elements and precious and base metals), in whatever form or state which are mined, produced, excavated, extracted, recovered in soluble solution or otherwise recovered or produced from the Property, and including any such material derived from any processing or reprocessing of any Waste Materials, and including ore and any other products resulting from the further milling, processing or other beneficiation of such materials, including concentrate or doré bars.

(i) "VWAP" means the volume-weighted average price per IMC common share on the principal exchange on which IMC's common shares are then listed, measured during the thirty (30) trading days immediately preceding (but not including) the date the Exercise Notice is delivered.

1.2 Interpretation. The rules of construction in Section 1.7 of the Royalty Agreement apply to this Agreement, *mutatis mutandis*.

ARTICLE II
GRANT OF OPTION; TERM

2.1 Grant. IMC hereby grants to Havilah an option (the "Option"), at any time and in its sole discretion (subject to any applicable blackout periods), to transfer to IMC (or its designated Affiliate or its subsidiary) all of Havilah's right, title and interest in and to the Royalty Interest, free and clear of all liens and encumbrances (other than those arising under the Royalty Agreement), in exchange for IMC common shares, or, at the option of Havilah, an equal value of cash and/or common stock, determined in accordance with Section 2.3(f).

2.2 Term. The Option shall be perpetual and exercisable by Havilah at any time and from time to time in its sole discretion, subject to any applicable blackout periods under IMC's insider trading policy or applicable Law. For the avoidance of doubt, in the event of the death or disability of Francesco Scolaro ("FS"), the Option shall not expire, but shall be transferred to the estate of FS (or such other entity or Person as FS shall designate, in FS' sole discretion).

2.3 Exercise Mechanics.

(a) *Exercise Notice.* Havilah may exercise the Option by delivering to IMC a written notice of exercise (an "Exercise Notice") stating (i) that Havilah irrevocably elects to exercise the Option, (ii) the date of the Exercise Notice, and (iii) Havilah's reasonable availability to coordinate the valuation process.

(b) *Blackout Deferral.* If at any time Havilah seeks to exercise the Option during a blackout period, IMC shall promptly notify Havilah in writing of the blackout and the expected end date. The Exercise Notice shall be deemed delivered on the first Business Day following expiry of such blackout; provided that such deferral shall not exceed the maximum period permitted by applicable Law.

(c) *Appraiser Appointment and Engagement.* Within five (5) Business Days following IMC's receipt of an Exercise Notice, the Parties shall in good faith seek to jointly appoint the Independent Appraiser. If the Parties do not agree within ten (10) Business Days after receipt of the Exercise Notice, either Party may apply to the American Arbitration Association in New York, New York to appoint the Independent Appraiser. The Parties shall execute an engagement letter with the Independent Appraiser within five (5) Business Days after appointment.

(d) *Valuation Date; Process.* The valuation shall determine the fair value of the Royalty Interest as of the date the Exercise Notice is delivered (the "Valuation Date"). The Independent Appraiser shall (i) apply a methodology consistent with good industry practice for valuing gross proceeds royalties on mineral assets at development/production stage, considering (x) the production profiles for the Property under the most recent technical report or mine plan, and (y) consensus commodity price forecasts by recognized analysts, and (ii) produce a written valuation report within fifteen (15) days of engagement, or as soon thereafter as practicable setting out its determination of the value of the Royalty Interest as of the Valuation Date (such valuation, the "Royalty Value"). Notwithstanding the Independent Appraiser's written determination of the Royalty Value in no event shall the Share Consideration be an amount less than ten (10%) percent of the aggregate market value of IMC at the date of IMC's IPO.

(e) *Information Access*. Each Party shall, and shall cause its Affiliates to, reasonably cooperate with and provide the Independent Appraiser with access to information reasonably required for the valuation, including the relevant books and records available to Havilah under the Royalty Agreement, subject to confidentiality undertakings reasonably acceptable to the disclosing Party.

(f) *Share Consideration*. Upon exercise of the Option, the number of IMC common shares issuable to Havilah shall be equal to (i) the Royalty Value (discounted at a rate of five (5%) percent) divided by (ii) the VWAP for the thirty (30) trading days immediately preceding (but not including) the date the Exercise Notice is delivered (the "Share Consideration"). Notwithstanding any contained in this Agreement, Havilah shall have the option to receive the Royalty Value in cash, or a combination of cash and common shares, at the option of Havilah.

ARTICLE III
CLOSING

3.1 Closing. The consummation of the exchange contemplated by this Agreement (the "Closing") shall occur on the fifth (5th) Business Day following the date on which the Independent Appraiser delivers its written valuation; provided that if the conditions to Closing in Section 3.2 have not yet been satisfied or waived by such applicable date, then the Closing shall occur five (5) Business Days after such conditions have been satisfied or waived, or such other date as the Parties may mutually agree upon in writing.

3.2 Conditions to Closing. The Parties' obligations to consummate the Closing are subject to (a) the Independent Appraiser having delivered the Royalty Value in accordance with Section 2.3, (b) receipt of any required approvals of any stock exchange on which IMC's shares are listed with respect to the issuance of the Share Consideration, and (c) the accuracy in all material respects of the representations and warranties of each Party set forth in Article IV, as applicable, as of Closing (or, with respect to representations expressly made as of a specific date, as of such date).

3.3 Closing Deliverables. At Closing, upon the terms and subject to the conditions of this Agreement, the following documents shall be delivered and the following events shall occur, the execution of each document and the occurrence of each event being a condition precedent to the others and each being deemed to have occurred simultaneously with the others:

(a) Havilah shall deliver to IMC (or its designated Affiliate) an instrument of assignment, transfer and conveyance, substantially in the form attached hereto as Exhibit A, assigning and transferring to IMC (or its Affiliate) all of Havilah's right, title and interest in and to the Royalty Interest, free and clear of all liens and encumbrances (other than those arising under the Royalty Agreement);

(b) IMC shall issue and deliver to Havilah the Share Consideration, free and clear of all liens, with all rights attaching as of Closing, in book-entry form; and

(c) each Party shall deliver such other customary instruments, certificates and documents as are reasonably necessary to consummate the transactions contemplated hereby.

3.4 Listing. IMC shall use commercially reasonable efforts to cause the Share Consideration to be approved for listing on the principal exchange on which IMC's common shares are then listed, subject to official notice of issuance.

ARTICLE IV
REPRESENTATION AND WARRANTIES

4.1 Mutual. Each Party represents and warrants to the other Party that:

(a) it is duly organized, validly existing and in good standing under the laws of its jurisdiction of formation and has all requisite power and authority to carry on its business as now conducted;

(b) it has full power and authority to enter into and perform this Agreement and the transactions contemplated herein. The execution, delivery, and performance by such Party of this Agreement have been duly and validly authorized and approved by all necessary corporate action on the part of such Party. This Agreement is the valid and binding obligation of such Party and enforceable against such Party in accordance with its terms, subject to the effects of bankruptcy, insolvency, reorganization, moratorium, and similar Laws;

(c) it has incurred no responsibility, liability or expense, contingent or otherwise, for brokers' fees or finders' fees, agent's commissions or other similar forms of compensation relating to the transactions contemplated by this Agreement for which the other Party or such other Party's Affiliates shall have any responsibility; and

(d) the execution, delivery, and performance by such Party of this Agreement and the consummation of the transactions contemplated herein will not in any material respect (i) conflict with or result in a breach of any provisions of the organizational or other governing documents of such Party or (ii) result in a breach, violation or default or give rise to any right of termination, cancellation or acceleration or result in the creation of any encumbrance under any of the terms, conditions or provisions of any note, bond, mortgage or indenture to which such Party is a party or by which such Party or any of its property may be subject or bound or (iii) violate any Law applicable to such Party or any of its property, except in the case of clauses (ii) and (iii) where such default, encumbrance, termination, cancellation, acceleration or violation would not have a material adverse effect upon the ability of such Party to consummate the transactions contemplated by this Agreement or perform its obligations hereunder.

4.2 Havilah. Havilah further represents and warrants to IMC that, as of Closing:

(a) Havilah is the sole legal and beneficial owner of the Royalty Interest, free and clear of all liens and encumbrances (other than those arising under the Royalty Agreement);

(b) the Royalty Interest has not been assigned, transferred, pledged or otherwise encumbered by Havilah, except as disclosed in writing to IMC; and

(c) no consent of any Person (other than as may be required under applicable securities Laws or the Royalty Agreement) is required for the assignment of the Royalty Interest to IMC (or its Affiliate) under this Agreement.

4.3 IMC. IMC further represents and warrants to Havilah that, as of Closing:

(a) the transactions contemplated hereby do not require any vote of the equityholders of IMC under applicable Law, the rules and regulations of the principal exchange on which IMC's common shares are then listed or the organizational documents of IMC;

(b) the shares of IMC comprising the Share Consideration when and if issued pursuant to the terms of this Agreement, will be duly authorized, validly issued, fully paid and non-assessable, will have the rights, preferences and privileges specified in IMC's amended and restated certificate of incorporation, as amended, will be free of any encumbrances and will not be issued in violation of any preemptive or similar purchase rights, other than (i) restrictions on transfer under applicable state and federal securities Laws, and (ii) those arising under this Agreement; and

(c) the issuance of the Share Consideration will be in compliance in all material respects with applicable securities Laws.

ARTICLE V
TERMINATION

5.1 Termination. This Agreement may be terminated by mutual written consent of the Parties at any time prior to Closing without liability to either Party.

5.2 Effects of Termination. If this Agreement is terminated pursuant to Section 5.1, all further obligations of the Parties under this Agreement shall terminate other than as expressly provided in this Section 5.2. Notwithstanding the foregoing sentence: (i) the termination of this Agreement shall not relieve any Party from liability for any failure to perform or observe in any material respect any of its obligations contained in this Agreement; and (ii) the provisions of Article VI shall survive the termination of this Agreement and any such terms as set forth in this Agreement that are necessary to give context to any of the foregoing surviving provisions contained in Article VI.

ARTICLE VI
MISCELLANEOUS

6.1 Assignment. Neither Party may assign this Agreement without the prior written consent of the other Party, which consent may be withheld in such Party's sole discretion; provided, however, that Havilah may, without IMC's consent, assign this Agreement to any Person to whom Havilah assigns the Royalty Agreement pursuant to Section 8.1 of the Royalty Agreement. This Agreement shall be binding upon and inure to the benefit of the Parties and their respective permitted successors and assigns.

6.2 Confidentiality. The Parties shall keep confidential the terms of this Agreement and any non-public information exchanged in connection herewith, subject to customary exceptions for disclosures required by Law or stock exchange rules, disclosures to a Party's Affiliates, advisors or prospective transferees subject to confidentiality obligations, and public disclosures coordinated between the Parties to the extent practicable.

6.3 Governing Law; Venue; Waiver of Jury Trial.

(a) *Governing Law*. This Agreement, and any dispute, claim or controversy arising out of or relating to this Agreement or the transactions contemplated hereby, shall be governed by and construed in accordance with the laws of the State of New York, without regard to its conflicts of laws principles that would result in the application of the laws of any other jurisdiction.

(b) *Venue*. Each Party irrevocably submits to the exclusive jurisdiction of (a) the United States federal courts located in the Southern District of New York and (b) the state courts of the State of New York located in Manhattan, for any action or proceeding arising out of or relating to this Agreement and the transactions contemplated hereby.

(c) *Waiver of Jury Trial*. EACH PARTY HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR THE TRANSACTIONS CONTEMPLATED HEREBY.

6.4 Counterparts; Captions; Further Assurances. This Agreement may be executed (a) in multiple counterparts, and each counterpart when fully executed and delivered shall constitute an original instrument, and all such multiple counterparts shall constitute but one and the same instrument and (b) via electronic transmission with the electronic transmission signature of any Party on this instrument or a counterpart hereof being considered valid, binding and effective for all purposes. The captions in this Agreement are for convenience only and shall not be considered a part of or affect the construction or interpretation of any provision of this Agreement. Each Party agrees to take such further actions as may be requested by the other Party in order to effectuate the purposes of this Agreement.

6.5 Notices. All notices, communications and document deliveries that are required or that may be given pursuant to this Agreement (including notices to change the below notice information) shall be (a) sufficient in all respects if given in writing, in English, and delivered by recognized courier service or email to the Party to be noticed pursuant to the contact information below that corresponds with the applicable form of notice and (b) deemed received when actually delivered (as reflected by the courier's receipt or similar electronic receipt (as to email transmissions)):

If to IMC: Frank Scolaro
fs@imc-re.com

If to Havilah: Joanderson Batista Pereira Araujo
consultoria.cacto@gmail.com

6.6 Waivers. Any failure by any Party to comply with any of its obligations, agreements, or conditions herein contained may be waived by the Party to whom such compliance is owed by an instrument signed by the Party to whom compliance is owed and expressly identified

as a waiver, but not in any other manner. No waiver of, or consent to a change in, any of the provisions of this Agreement shall be deemed or shall constitute a waiver of, or consent to a change in, other provisions hereof (whether or not similar), nor shall such waiver constitute a continuing waiver unless otherwise expressly provided.

6.7 Entire Agreement. This Agreement and the Exhibit attached hereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof.

6.8 Amendment. This Agreement may be amended or modified only by an agreement in writing signed by the Parties and expressly identified as an amendment or modification.

6.9 No Third-Person Beneficiaries. Nothing in this Agreement shall entitle any Person other than the Parties to any claim, cause of action, remedy or right of any kind.

6.10 Specific Performance. Without limitation of any other provision in this Agreement, each Party acknowledges that an award of damages for failure to comply with this Agreement would not be an adequate remedy for the Party attempting to enforce this Agreement, and accordingly the Parties expressly authorize any such Party to bring an action against any other Party for a permanent or temporary injunction, to compel the specific performance or any other equitable remedy by such other Party of its obligation to comply with such provisions without the necessity of posting bond or other security in connection therewith. This remedy is in addition to any other remedies at law or in equity.

6.11 No Recourse. Notwithstanding anything that may be expressed or implied in this Agreement or any document, agreement, or instrument delivered contemporaneously herewith, and notwithstanding the fact that any Party may be a partnership or limited liability company, each Party hereto, by its acceptance of the benefits of this Agreement, covenants, agrees and acknowledges that no Persons other than the Parties shall have any obligation hereunder and that it has no rights of recovery hereunder against, and no recourse hereunder or under any documents, agreements, or instruments delivered contemporaneously herewith or in respect of any oral representations made or alleged to be made in connection herewith or therewith shall be had against, any former, current or future director, officer, agent, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative or employee of any Party (or any of their successors or permitted assignees), against any former, current, or future general or limited partner, manager, stockholder or member of any Party (or any of their successors or permitted assignees) or any Affiliate thereof or against any former, current or future director, officer, agent, employee, Affiliate, manager, assignee, incorporator, controlling Person, fiduciary, representative, general or limited partner, stockholder, manager or member of any of the foregoing, but in each case not including the Parties (each, but excluding for the avoidance of doubt, the Parties, a "Party Affiliate"), whether by or through attempted piercing of the corporate veil, by or through a claim (whether in tort, contract or otherwise) by or on behalf of such party against the Party Affiliates, by the enforcement of any assessment or by any legal or equitable proceeding, or by virtue of any statute, regulation or other applicable law, or otherwise; it being expressly agreed and acknowledged that no personal liability whatsoever shall attach to, be imposed on, or otherwise be incurred by any Party Affiliate, as such, for any obligations of the applicable party under this

Agreement or the transactions contemplated hereby, under any documents or instruments delivered contemporaneously herewith, in respect of any oral representations made or alleged to be made in connection herewith or therewith, or for any claim (whether in tort, contract or otherwise) based on, in respect of, or by reason of, such obligations or their creation.

6.12 Severability. If any provision of this Agreement is held to be invalid, illegal or unenforceable, the validity, legality and enforceability of the remaining provisions shall not be affected or impaired thereby.

6.13 Limitation of Liability. NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED HEREIN, THE PARTIES WAIVE ANY AND ALL RIGHTS, CLAIMS OR CAUSES OF ACTION AGAINST ONE ANOTHER ARISING UNDER OR IN CONNECTION WITH THIS AGREEMENT FOR ANY LOST PROFITS, EXEMPLARY, PUNITIVE, INDIRECT, INCIDENTAL, SPECIAL, CONSEQUENTIAL, REMOTE OR SPECULATIVE DAMAGES.

6.14 Time of Essence. Time is of the essence in this Agreement. If the date specified in this Agreement for giving any notice or taking any action is not a Business Day (or if the period during which any notice is required to be given or any action taken expires on a date which is not a Business Day), then the date for giving such notice or taking such action (and the expiration date of such period during which notice is required to be given or action taken) shall be the next day which is a Business Day.

6.15 Public Announcements. Except for statements made or press releases issued that are required to be made or issued pursuant to the Securities Act of 1933 or the Securities Exchange Act of 1934 or as otherwise required by applicable law, neither Party will issue, or permit any of their respective Affiliates to issue, any press release or otherwise make any public statements with respect to this Agreement or the transactions contemplated hereby without the prior written consent of the other Party.

6.16 Sophisticated Parties; Not to be Construed Against Drafter. This Agreement is the result of arm's-length negotiations from equal bargaining positions. It is expressly agreed that this Agreement shall not be construed against any Party, and no consideration shall be given or presumption made, on the basis of who drafted this Agreement or any particular provision thereof.

[Signature Pages Follow]

IN WITNESS WHEREOF, the Parties hereby execute this Agreement to be effective as of the Effective Date, regardless of the date executed.

IMC RARE EARTHS LTD.

	/s/ Francisco Scolaro
By:	Francisco Scolaro
Its:	Chairman

MINERADORA HAVILAH IMPORTACAO E EXPORTACAO LTDA.

/s/ Joanderson Batista Pereira Araujo

By: Joanderson Batista Pereira Araujo

Its: Administrator

EXHIBIT A – FORM OF CONVEYANCE

ASSIGNMENT OF ROYALTY INTERESTS

This Assignment of Royalty Interests (this "Assignment") from Mineradora Havilah Importacao e Exportacao Ltda., a sole proprietorship limited company, with registered office at Alameda João José Xavier, nº 23 C, Itarantim - Itarantim, Bahia, CEP: 45.780-000, registered with the CNPJ under No. 46.168.638/0001-37 ("Assignor"), to IMC Rare Earths Ltd., a business company incorporated in the Cayman Islands ("Assignee") (collectively "Parties" and individually each a "Party"), is executed this [_] day of [_], 20[__].

RECITALS

WHEREAS, Assignor owns certain royalty interests which amounts to 3.5% of the gross proceeds of certain mining products (the "Royalty Interests") of Niobium Brazil Importacaoção E Exportação LTDA, a sole proprietorship limited company formed under the laws of Brazil (the "Company"); and

WHEREAS, Assignor desires to sell, assign and transfer the Royalty Interests of the Company to Assignee.

ASSIGNMENT

NOW THEREFORE, in consideration of the mutual promises, conditions and agreements herein contained, the receipt and sufficiency of which are each hereby acknowledged, the Parties hereby confirm and adopt the above Recitals and agree as follows:

Section 1. **Assignment.** Assignor hereby SELLS, ASSIGNS, and TRANSFERS unto Assignee 100% of its right, title and interest in and to the Royalty Interests of the Company, and Assignee hereby assumes all obligation and liabilities arising from or attributable to the Royalty Interests.

Section 2. **Further Assurances.** From, on and after the date hereof, in connection with the Royalty Option Agreement, dated as of September 25, 2025, between Assignor and Assignee (the "Royalty Option Agreement"), this Assignment and the transactions contemplated thereby and hereby, each Party, without further consideration, will use its best efforts to execute and deliver or cause to be executed and delivered, such good and sufficient additional documents, instruments, conveyances and assurances and to take such further actions as may be reasonably required of the other Party to effectively vest in Assignee beneficial and legal title to the Royalty Interests and to give full effect to the transactions contemplated by the Royalty Option Agreement and this Assignment.

Section 3. **Governing Law.** This Assignment and the rights of the Parties hereunder shall be governed by, and construed in accordance with, the laws of the State of New York, without giving effect to any choice or conflict of law provision or rule (whether of the State of New York

or any other jurisdiction) that would cause the application of laws of any other jurisdiction other than those of the State of New York.

Section 4. **Counterparts.** This Assignment may be executed in any number of counterparts, and each counterpart hereof shall be deemed to be an original instrument, but all such counterparts shall constitute but one instrument. A signed copy of this Assignment delivered by e-mail or other means of electronic transmission shall be deemed to have the same legal effect as delivery of an original signed copy of this Assignment.

Section 5. **Success & Assigns**. This Assignment shall bind and inure to the benefit of each of the Parties and their respective successors and assigns.

Section 6. **Entire Agreement**. The Royalty Option Agreement, this Assignment and the documents to be executed therewith and the exhibits attached thereto constitute the entire agreement among the Parties pertaining to the subject matter hereof, and supersede all prior agreements, understandings, negotiations and discussions, whether oral or written, of the Parties pertaining to the subject matter hereof. Notwithstanding anything to the contrary herein, this Assignment is expressly made subject to the terms and conditions of the Royalty Option Agreement, which terms are hereby incorporated into this Assignment for all purposes. In the event of a conflict between the terms of this Assignment and the terms of the Royalty Option Agreement, the terms of the Royalty Option Agreement shall govern and control.

Section 7. **Construction**. Unless otherwise required by the context in which any term appears, the following rules of construction shall apply for all purposes of this Assignment. All references to Sections refer to sections of this Assignment. Any reference to a Person shall include the successors and assigns to such a Person. The words "hereby," "herein," "hereof," "herewith" and "hereunder" and similar terms in this Assignment shall refer to this Assignment as a whole and not to any particular section or subsection of this Assignment. All article or section titles or captions in this Assignment are for convenience only, shall not be deemed part of this Assignment and in no way define, limit, extend, or describe the scope or intent of any provisions hereof.

[Remainder of this Page Intentionally Left Blank; Signature Page Follows]

IN WITNESS WHEREOF, each of Assignor and Assignee has executed this Assignment on this [_] day of [_], 20[__].

ASSIGNOR

MINERADORA HAVILAH IMPORTAÇÃO E EXPORTAÇÃO LTDA.

____

By: ______________________________

Its: ______________________________

ASSIGNEE

IMC RARE EARTHS LTD.

By: ______________________________________
Its: ______________________________________